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                                                                    EXHIBIT 10.2

                                 LOAN CONVERSION
                                       AND
                             COMMON STOCK AGREEMENT

THIS LOAN CONVERSION AND COMMON STOCK AGREEMENT ("Agreement") is made and effective this July 31, 2000 by and between EnviroClean International, Inc.
(ENVI), formerly known as Advanced EnviroTech Systems, Inc., and Mark M. Altenau, M.D. ("Altenau"), the Parties.

ENVI is in debt to Altenau in the amount of One-Million and no/100 Dollars ($1,000,000.00) for funds previously loaned to ENVI with an extended maturity date of May 31, 2001 plus accrued interest.

ENVI is agreeable to converting the debt to Altenau into shares of common stock of ENVI as set forth below.

NOW THEREFORE, ENVI and Altenau agree as follows:

1.       DEFINITIONS.

         A. "Obligation". All of the interest, principal and other amounts payable under the Notes and Agreements between the parties, dated previous to March 31, 1999, repayment of which was extended until May 31, 2001, under a Loan Extension Agreement dated May 31, 1999.

         B. "Extension". The due and payable date on above referenced notes is extended to May 31, 2001.

         C. "Interest". The annual percentage rate of interest shall be no more than ten percent (10%) per annum.

         D. "Conversion". All of the unpaid loan principal amounting to One-Million and no/100 Dollars ($1,000,000.00) will be converted into One-Million-Eight-Hundred-Fifty-Thousand
                  (1,850,000) shares of ENVI Common Stock par value $0.001 per share at an average price of fifty-four and five hundredth cents ($0.5405) per share.

         E. "Accrued interest". All accrued interest associated with the unpaid loan to July 31, 2000 will be paid to Altenau in the form of a new loan in the amount of One-Hundred-Sixteen-Thousand-Six-Hundred-Sixty-Six Dollars and
                  Sixty-Seven cents ($116,666.67), said new loan to bear interest at no more than ten percent (10%) per annum and to be payable on July 31, 2002.

         F. "New Loan". New loan will be secured by the so-called "IMCO Contract being negotiated with the Kingdom of Saudi Arabia," specifically from the royalties from the sale of an estimated twenty (20) EnviroClean EC-500 Systems to said customer and by the patented technology known as the EnviroClean Thermal Oxidation System.

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         G.       "Repayment/Conversion". No principal payments on the new loan are allowed for a period of twenty-four (24) months or until July 31, 2002. The new loan principal and accrued interest thereon may be converted into shares of ENVI Common Stock par value $0.001 per share at the rate of One dollar and Fifty cents ($1.50) per share on a pre split basis.

         H. "Cash Investment". In consideration for accepting this agreement, Altenau agrees to make an additional cash investment in the following amount on July 31, 2000: A cash investment of Fifty-Thousand and no/100 Dollars ($50,000.00) in exchange for Fifty-Thousand (50,000) shares of ENVI Common Stock par value $0.001 per share at a price of One dollar ($1.00) per share.

2.       REPRESENTATIONS AND WARRANTIES OF ENVI.

ENVI represents and warrants to Altenau that this Agreement is in full satisfaction of the extended obligation to Altenau. ENVI further represents that it will use its best efforts to negotiate on Altenau's behalf Altenau's right to sell up to $1,500,000.00 worth of common stock through Lilly Beter Capital Group, Inc. (LBCG) following the issuance of the LBCG Firm Commitment Letter to ENVI by LBCG under the terms specified in the Letter of Intent dated June 26, 2000 and a successful Form SB10 registration by ENVI which results in ENVI becoming a publicly traded stock on the OTC markets.

3.       FINAL AGREEMENT.

This Loan Conversion and Common Stock Agreement constitutes the final agreement and understanding between the parties on the subject matter hereof and supersedes all prior understandings or agreements whether oral or written. This Agreement may be modified only by a further writing that is duly executed by both parties.

4.       HEADINGS.

Headings used in this Loan Conversion and Preferred Stock Agreement are provided for convenience only and shall not be used to construe meaning or intent.

IN WITNESS WHEREOF, Mark M. Altenau, M.D. and EnviroClean International, Inc. have executed this Agreement on the date first above written.

                                                 ENVIROCLEAN INTERNATIONAL, INC.

By:  /s/ MARK M. ALTENAU, M.D.                   By:  /s/ MATTHEW H. FLEEGER
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Mark M. Altenau, M.D.                            Matthew H. Fleeger, President